UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue West, Aiken, South Carolina	29801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Security Federal Corporation (the “Company”) was held on July 15, 2010.

(b)
There were a total of 2,461,095 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 1,530,610 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposal was submitted by the Board of Directors to a vote of stockholders:

(c)

Proposal 1.  Election of Directors.  The following individuals were elected as directors for three year terms:

	FOR		WITHHELD		BROKER NON- VOTES
	No. of Votes	Percentage of shares present	No. of Votes	Percentage of shares present	No. of votes
Gasper L. Toole, III	1,512,350	98.80%	18,260	1.20%	-0-
Thomas L. Moore	1,516,810	99.10%	13,800.90%		-0-
J. Chris Verenes	1,505,850	98.38%	24,760	1.62%	-0-

Based on the votes set forth above, Messrs. Toole, Moore and Verenes were duly elected to serve as directors of the Company for a three year term expiring at the annual meeting of stockholders in 2013 and until their respective successors have been duly elected and qualified.

The terms of Directors Robert E. Alexander, William Clyburn, Frank M. Thomas, Jr., Timothy W. Simmons, T. Clifton Weeks and Roy G. Lindburg continued.

Proposal 2.  Advisory approval of the compensation of the Company’s named executive officers. This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
1,501,167	28,348	1,095	-0-

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by shareholders.

(c)             None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: August 2, 2010	By:	/s/Timothy W. Simmons
Timothy W. Simmons
President and Chief Executive Officer